Exhibit 21
SUBSIDIARIES OF THE REGISTRANT
The subsidiaries below are owned by Forest City Enterprises, Inc. except where a subsidiary's name is indented, in which case that subsidiary is owned by the next proceeding subsidiary whose name is not so indented. Names of certain subsidiaries have been omitted. These excluded subsidiaries, considered in the aggregate, do not constitute a significant subsidiary.

Name of Subsidiary	State of Incorporation/Organization
FC Basketball, Inc.	New York
Forest City Sports, LLC	New York
FCR Sports, LLC	New York
MDC Sports, LLC	New York
Nets Sports and Entertainment, LLC	Delaware
Brooklyn Arena, LLC	Delaware
Brooklyn Arena Holding Company, LLC	Delaware
Brooklyn Events Center, LLC	Delaware
FC CDE Member, LLC	New York
Forest City Land Group, Inc.	Ohio
FC Bal Gra, LLC	North Carolina
Forest City Rental Properties Corporation	Ohio
Artus Inc.	Ohio
Rolling Acres Properties Co. Limited Partnership	Ohio
FC RTC 39, LLC	Delaware
Atlantic Center Fort Greene, Inc.	New York
F.C. Member, Inc.	New York
FC Hanson Office Associates, LLC	New York
FC Yonkers Associates, LLC	New York
FCR Land, LLC	New York
Atlantic Yards Development Company, LLC	Delaware
Forest City Myrtle Mezzanine, LLC	New York
Forest City Myrtle Associates, LLC	New York
F.C. Short Pump Land Investment, Inc.	Virginia
F.C. Temecula, Inc.	California
FC 45/75 Sidney, Inc.	Massachusetts
Forest City University Park, LLC	Delaware
FC HCN University Park, LLC	Delaware
First New York Management Company, Inc.	New York
Forest Bay, Inc.	Ohio
Forest City 42nd Street, Inc.	New York
Forest City Antelope Valley, Inc.	Ohio
Forest City Bluffside Corporation	Ohio
Forest City Commercial Group, Inc.	Ohio
820 Mission Street, Inc.	California
F.C. Pavilion, L.L.C.	Ohio
FC Skokie-Pavilion, LLC	Delaware
FC Skokie, LLC	Delaware
FC East Baltimore, Inc.	Maryland
Forest City-New East Baltimore Partnership, LLC	Maryland
FC Victoria Gardens-C, Inc.	California
Forest City Network Solutions, LLC	Massachusetts
One SFC LLC	Ohio
Simi Valley Town and Country, Inc.	California
Forest City Commercial Holdings, Inc.	New York
Master III FC/BCR Holdings, Inc.	New York
Forest City East Coast, Inc.	New York
Forest City Ratner Companies, LLC	New York
FCRC Modular, LLC	New York
Forest City Fulton Street Building, Inc.	New York

Name of Subsidiary	State of Incorporation/Organization
625 Fulton Associates	New York
625 Fulton Associates, LLC	New York
Forest City Grant Liberty Associates	Pennsylvania
Forest City N.Y. Group, Inc.	New York
Forest City Residential Group, Inc.	Ohio
Cleveland/NY Residential, LLC	New York
FC Continental Manager, LLC	Texas
FC Oakland, Inc.	California
Uptown Apartments, LLC	California
Uptown Housing Partners, LP	California
Forest City Bayside Corp.	Ohio
Forest City Capital Corporation	Ohio
FC Uptown Oakland Swap, LLC	Delaware
Forest City Equity Services, Inc.	Ohio
F.C. Harris Pavilion Apartments Limited Partnership	Illinois
F. C. White Flint, Inc.	Maryland
FC Business Venture Trust	Maryland
FC Bernstein Business Trust	Maryland
FC Cortez Hill, Inc.	California
Forest City Investments Partners Millender Center Limited Partnership	Washington, D.C.
Forest City Military Communities, LLC	Ohio
Forest City Residential West, Inc.	California
Forest City Residential, Inc.	Ohio
Forest City Stapleton Land, Inc.	Colorado
Stapleton Land, LLC	Colorado
FC Stapleton II, LLC	Colorado
Forest City Richmond, Inc.	New York
Forest City Robinson Mall, Inc.	Delaware
Robinson Mall, Inc.	Pennsylvania
Forest City San Vicente Corp.	Ohio
Forest City Washington, Inc.	Washington, D.C.
Manhattan Mall Company, LLC	Kansas
FC Janes Park, LLC	Illinois
RM Member, LLC	California
Rancho Mall, LLC	Delaware
Terminal Investments	Ohio
Terminal Tower Master Tenant, LLC	Delaware
Tusar, Inc.	Ohio
Oracle-Wetmore Co. Limited Partnership	Arizona
WBA Woodlake, L.L.C.	Michigan